UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2012

Zhongpin Inc.

 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33593 (Commission File Number)	54-2100419 (IRS Employer Identification No.)

21 Changshe Road, Changge City, Henan Province People’s Republic of China (Address of principal executive offices)	461500 (Zip Code)

011 86 10-8455 4188

(Registrant’s telephone number, including area code)

 Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

Zhongpin Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 27, 2012.  At the Annual Meeting, three proposals described in detail in the Company’s definitive proxy statement dated April 30, 2012 for the Annual Meeting (the “Proxy Statement”) were submitted to a vote of the stockholders.  The stockholders voted to (i) elect the five director nominees named in the Proxy Statement; (ii) ratify the appointment of the Company’s independent registered public accounting firm, BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO”); and (iii) approve, by non-binding vote, the Company’s executive compensation.

The total number of shares present in person or by proxy was equal to approximately 68.76% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Annual Meeting.

The results of the vote for each proposal were as follows:

Proposal 1

Each individual listed below was elected to serve on the Company’s Board of Directors until the 2013 annual meeting of stockholders and until his successor is elected and qualified.

	For	Withheld	Broker Non-Votes
Xianfu Zhu	14,259,330	183,191	11,130,416
Baoke Ben	14,064,127	378,394	11,130,416
Raymond Leal	14,243,282	199,239	11,130,416
Yaoguo Pan	14,243,092	199,429	11,130,416
Xiaosong Hu	14,242,927	199,594	11,130,416

Proposal 2

Ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain
24,775,721	719,371	77,845

Proposal 3

Advisory vote to approve compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
13,965,756	337,690	139,075	11,130,416

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC. (Registrant)

Dated: June 27, 2012	By:	/s/ Xianfu Zhu
Name: Xianfu Zhu
Title: Chief Executive Officer